                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 27, 2003




                        WilTel Communications Group, Inc.
             (Exact name of registrant as specified in its charter)


        Nevada                  000-50040                    01-0744785
    (State or other           (Commission                (I.R.S. Employer
    jurisdiction of           File Number)               Identification No.)
    incorporation)


One Technology Center, Tulsa, Oklahoma                          74103
(Address of principal executive offices)                      (Zip Code)




         Registrant's telephone number, including area code: 918-547-6000



                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5. Other Events.

         As previously disclosed by WilTel Communications Group, Inc. (the "Registrant") in its Quarterly Report on Form 10-Q for the period ended September 30, 2002, Thoroughbred Technology and Telecommunications, Inc. ("TTTI") filed suit on July 24, 2001, against the Registrant's wholly owned subsidiary, Williams Communications, LLC ("WCLLC") in a case styled Thoroughbred Technology and Telecommunications, Inc. vs. Williams Communications, LLC f/k/a Williams Communications, Inc., Civil Action No. 1:01-CV-1949-RLV, pending in the U.S. District Court for the Northern District of Georgia, Atlanta Division. WCLLC (now known as WilTel Communications, LLC) is the operating subsidiary for WilTel Communications Group, Inc. TTTI alleged claims that included breach of contract with respect to a fiber-optic installation project that TTTI was constructing for itself and other parties, including WCLLC, with respect to certain conduit segments including a three conduit segment between Cleveland, Ohio and Boyce, Virginia. TTTI sought specific performance to require that WCLLC take title to the Cleveland-Boyce segment and pay TTTI in excess of $36 million plus pre-judgment interest for such purchase. WCLLC alleged various defenses, including significant warranty and breach of contract claims against TTTI.

         As disclosed in the Registrant's September 2002 Form 10-Q, on May 9, 2002, the trial court determined that WCLLC did not have the right to terminate the contract with respect to the Cleveland-Boyce segment and stated that the amount of damages would not be established until a ruling was made regarding the remaining claims of both parties.

         On January 27, 2003, the Court ordered, among other things, (1) that WCLLC's breach of contract claims for construction deficiencies for certain of its telecommunications routes constructed by TTTI be heard by an arbitration panel; and (2) that WCLLC close the purchase of the Cleveland-Boyce segment and pay TTTI $36,264,750 plus pre-judgment interest for such purchase. The Court denied WCLLC's motion for a stay of the proceedings while the construction claims against TTTI are pending with the arbitration panel and directed that TTTI submit to the court a proposed judgment on the purchase of the Cleveland-Boyce segment as 10 days from January 27.

         WCLLC is reviewing its options with respect to this litigation, which may include appeal. WCLLC intends to vigorously prosecute the arbitration of its claims for construction deficiencies.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  WILTEL COMMUNICATIONS GROUP, INC.




Date: February 3, 2003            /s/ CANDICE L. CHEESEMAN
                                  ----------------------------------------------
                                  Name:  Candice L. Cheeseman
                                  Title: General Counsel and Corporate Secretary






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